[Exhibit 10.6]

Management Agreement

This Management Agreement (“Agreement”) is made on 06/01/2011 (Date), by and between The Diversified Group Partnership Management, LLC (“Manager”) and American Realty Funds Corporation, the owner or corporation (“Owner”).

Whereas the Manager carries on business as a manager of businesses and the Owner wishes to retain the management services of the Manager in connection with the carrying on of the Owner’s business of a Real Estate Renovation and Investment Company (the “Business”), as more particularly described in Exhibit 1.

Therefore in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is acknowledged by each party, the parties agree with each other as follows:

1.

Management Services.

The Manager shall provide to the Owner as required by the Owner the following management services (“Management Services”).

a)

All equipment (the “Equipment”) required by the Owner in connection with the Business including but not limited to: computers, typewriters, facsimile machines, copiers, transcription and reproduction equipment and other office equipment and furniture; and any automobiles required by the Owner;

b)

secretarial and typing services;

c)

telephone answering and receptionist services;

d)

filing and general clerical services;

e)

delivery services;

f)

purchasing and inventory control;

g)

systems administration;

h)

collection of accounts receivable; and such other assets and services as may be required from time to time.

2.

Business Expenditures.

The Manager will pay all expenditures necessary to maintain the Business including, without limiting the generality of the foregoing or the provisions of paragraph 1, rental payments, the cost of all supplies required by the Owner in carrying on the Business and all phone and utility bills.

3.

Management Fee.

In consideration of the Manager undertaking the management of the Business, the Owner agrees to pay to the Manager a monthly fee consisting of $1000.00 per month and payment shall be made within ten (10) days of the Manager submitting his or her monthly invoice for payment to the Owner.

4.

No Warranties.

The Manager makes no representation or warranty whatsoever with respect to the suitability or durability of any Equipment for the purposes or uses of the Owner or any other representation or warranty concerning any Equipment, express or implied.

5.

Location and use of Equipment.

The Equipment shall be located and used only on the Premises and shall not be removed without prior written consent of the Manager.  The Equipment shall be maintained and operated by competent employees only.  The Owner shall pay all expenses of operating and maintaining the Equipment and shall insure the Equipment against normal perils, with loss payable to the Manager.

6.

Ownership of Equipment.

The Equipment shall at all times be and remain the exclusive property of the Manager, and the Owner shall have no right of property except the right to use the Equipment on the terms and conditions in this Agreement.t

7.

Equipment Not Fixtures.

The Equipment shall at all times during the term of this Agreement be personal or moveable property, regardless of the manner in which it may be attached to any real estate.  The Owner shall install the Equipment in a manner, which will permit its removal without material injury to the place of installation.  The Owner shall be responsible for any damage done to any real estate, building or structure by the removal of the Equipment and shall indemnify the Manager against liability for such damage.

8.

Care of Equipment.

The Owner shall at all times, at its own expense, keep the Equipment in good and efficient working order and repair.  The Manager, its employees and agents shall at all reasonable times have access to the Equipment for the purpose of inspecting it.  The Owner shall not, without the prior written consent of the Manager make any alterations, additions or improvements to the Equipment.  All alterations, additions or improvements shall belong to and remain the property of the Manager.

9.

Risk of Loss or Damage.

Except for loss or damage to the Equipment from fire or theft, the Owner assumes the entire risk of loss or damage to the Equipment from any cause.  No loss or damage to the Equipment or any part of it, except loss or damage from fire or theft, shall affect the obligations of the Owner.

10.

Liens and Taxes.

The Owner shall keep the Equipment free of levies, liens and encumbrances and shall pay all license fees, registration fees, assessments, charges and taxes (municipal, state and federal), which may be levied or assessed directly or indirectly against or on account of the Equipment or any interest therein or use thereof.  If the Owner shall fail to pay such license fees, registration fees, assessments, charges or taxes, the Manager may pay the same in which event the cost shall constitute additional rent, which shall be immediately due and payable and the Manager shall be entitled to all the remedies provided in this Agreement in the event of default of payment of rent.

11.

Compliance with Law.

The Owner shall comply with all laws, ordinances, regulations and by-laws present or future, in any way relating to the ownership, possession, use or maintenance of the Equipment throughout the term of this Agreement, and shall indemnify the Manager against all liability it may incur by the Owner’s failure to comply.

12.

Indemnity.

The Owner shall indemnify the Manager against any and all claims, costs and expenses in any manner arising from the Owner’s use or possession of the Equipment and against all loss, damage and expense arising from any action, suit or proceedings, or otherwise on account of any personal injury or death or damage to property occasioned by the Equipment during the term created or on account of any infringement or alleged infringement of patent occasioned by the operation of the Equipment.

13.

Events of Default.

The following shall each constitute an “event of default”:

a.

failure of the Owner to pay any amount owing under this Agreement;

b.

breach of any covenant or condition contained in this Agreement;

c.

subjection of the Equipment to any lien, levy or attachment;

d.

any assignment of the Owner for the benefit of creditors;

e.

admission by the Owner in writing of its inability to pay its debts generally as they become due;

f.

appointment of a receiver, trustee, or similar official for the Owner or for any of its property;

14.

Termination.

Manager shall work on a work for hire basis, as a 1099 employee in terms of the IRS, and shall be subject to termination with thirty (30) days written notice, with or without cause.

15.

Notices.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or a recognized over-night delivery service such as FedEx.

If to the Owner: 2222 Weiss St. Saginaw, MI 48602

If to the Manager: 2222 Weiss St. Saginaw, MI 48602

16.

No Waiver.

The waiver or failure of either party to exercise in any respect any right provided in this Agreement shall not be deemed a waiver of any other right or remedy to which the party may be entitled.

17.

Entirety of Agreement.

The terms and conditions set forth herein constitute the entire agreement between the parties and supersede any communications or previous agreements with respect to the subject matter of this Agreement.  There are no written or oral understandings directly or indirectly related to this Agreement that are not set forth herein.  No change can be made to this Agreement other than in writing and signed by both parties.

18.

Governing Law.

This Agreement shall be construed and enforced according to the laws of the State of Michigan and any dispute under this Agreement must be brought in this venue and no other.

19.

Headings in this Agreement

The headings in this Agreement are for convenience only, confirm no rights or obligations in either party, and do not alter any terms of this Agreement.

20.

Severability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

In Witness whereof, the parties have executed this Agreement as of the date first written above.

/s/Joel Wilson	/s/Joel Wilson
Manager	Owner
June 1, 2011
Date

Exhibit 1:  Description of the Business and/or Property to be Managed.

American Realty Funds Corporation